EHIBIT 99.B5-15
                                 EXHIBIT (D)(16)

                       SUB-ADVISORY AGREEMENT ON BEHALF OF

                     WRL J.P. MORGAN REAL ESTATE SECURITIES
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                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         WRL INVESTMENT MANAGEMENT, INC.

                                       AND

                     J. P. MORGAN INVESTMENT MANAGEMENT INC.

         SUB-ADVISORY AGREEMENT, made as of the 1st day of May, 1998, between WRL Investment Management, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and J. P. Morgan Investment Management Inc. ("Sub-Adviser"), a corporation organized and existing under the laws of the State of Delaware.

         WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 1997 ("Advisory Agreement") with the WRL Series Fund, Inc. ("Fund"), a Maryland corporation which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Fund is authorized to issue shares of the Real Estate Securities Portfolio ("Portfolio"), a separate series of the Fund;

         WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Sub-Adviser is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1.       INVESTMENT DESCRIPTION:  APPOINTMENT.

         The Investment Adviser desires to employ the capital of the Portfolio by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Fund's Articles of Incorporation, as amended to date (the "Charter Document"), and in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") for the Fund filed with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in such manner and to such extent as from time to time may be approved by the Fund's Board of Directors. Copies of the Prospectus, the Statement and the Charter Document, each as currently in effect, have been delivered to the Sub-Adviser. The Investment Adviser agrees, on an ongoing basis, to provide to the Sub-Adviser as promptly as practicable, copies of all amendments and supplements to the Prospectus and Statement and amendments to the Charter Document. The Advisory Agreement provides that the Investment Adviser may engage a Sub-Adviser to perform the services contemplated hereunder. The Investment Adviser desires to engage and hereby appoints the Sub-Adviser to act as investment sub-adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.
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         2.       SERVICES AS INVESTMENT SUB-ADVISER, GUIDELINES AND ADVICE.

         Subject to the supervision of the Investment Adviser and the Board of Directors of the Fund, the Sub-Adviser will (a) manage the Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies stated in the Prospectus, the Statement and the Charter Document, but subject to Guidelines (as such term is defined below); (b) make investment decisions for the Portfolio; (c) place purchase and sale orders for portfolio transactions for the Portfolio; and (d) employ professional portfolio managers and securities analysts to provide research services to the Portfolio; (e) furnish statistical and analytical information and reports as may reasonably be required by the Investment Adviser from time to time, and, in providing these services, conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Portfolio's assets; (f) cause its officers to attend meetings of the Fund's Board of Directors and furnish oral or written reports, as the Investment Adviser may reasonably require, in order to keep the Investment Adviser and its officers and the Directors of the Fund and appropriate officers of the Fund fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations.

         The Investment Adviser agrees on an on-going basis to provide or cause to be provided to the Sub-Adviser guidelines, to be revised as provided below (the "Guidelines"), setting forth limitations, by dollar amount or percentage of net assets, on the types of securities in which the Portfolio is permitted to invest or investment activities in which the Portfolio is permitted to engage. Among other matters, the Guidelines shall set forth clearly the limitations imposed upon the Portfolio as a result of relevant diversification requirements under state and federal law pertaining to insurance products, including, without limitation, the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"). The Guidelines shall remain in effect until 12:00 p.m. on the third business day following actual receipt by the Sub-Adviser of a written notice, denominated clearly as such, setting forth revised Guidelines. The Investment Adviser agrees that the Sub-Adviser may rely on the Guidelines without independent verification of their accuracy.

         3.       BROKERAGE.

         In selecting brokers or dealers to execute transactions on behalf of the Portfolio, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

         4.       STANDARD OF CARE.

         The Sub-Adviser shall exercise its best judgment in rendering the services described in paragraph 2 and 3 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such act or omission shall be referred to as "Disqualifying Conduct"). The Sub-Adviser shall not be deemed to have engaged in Disqualifying Conduct if it complies with the Guidelines and the Sub-Adviser's failure to act in accordance therewith shall not constitute evidence that it engaged in Disqualifying Conduct.

         5.       COMPENSATION.

         In consideration of the services rendered pursuant to this Agreement, the Investment Adviser will pay the Sub-Adviser on the first business day of each month a fee for the previous month at the annual rate of
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0.40% of the Portfolio's average daily net assets. The fee for the period from the date of the initial sale of the Portfolio's shares to the end of the month during which such sale shall have been commenced shall be prorated according to the proportion that such period bears to the full monthly period. Upon termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purposes of determining fees payable to the Sub-Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

         6.       EXPENSES.

         The Sub-Adviser will bear all of its expenses in connection with the performance of its services under this Agreement. All other expenses to be incurred in the operation of the Portfolio will be borne by the Fund or the Investment Adviser, as appropriate, except to the extent specifically assumed by the Sub-Adviser. The expenses to be borne by the Fund or the Investment Adviser, as appropriate, include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, Directors' fees, Securities and Exchange Commission filing fees, if any, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and extraordinary expenses.

         7.       SERVICES TO OTHER COMPANIES OR ACCOUNTS.

         The Investment Adviser understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and the Investment Adviser has no objection to the Sub-Adviser so acting, provided that, whenever the Portfolio and one or more other accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The Sub-Adviser agrees to allocate similarly opportunities to sell securities. The Investment Adviser recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Portfolio. The Investment Adviser understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other business or to render services of whatever kind or nature.

         8.       BOOKS AND RECORDS.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund's or the Investment Adviser's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act, for the period specified in said Rule.
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         9.       TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such party, cast in person at a meeting called for the purposes of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect from year to year, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is approved by a majority of the Fund's Board who are not interested persons of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Investment Adviser, by the Fund's Board, by vote of holders of a majority of the Portfolio's shares or by the Sub-Adviser, and will terminate five business days after the Sub-Adviser receives written notice of the termination of the advisory agreement between the Fund and the Investment Adviser. This Agreement also will terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10.      INDEMNIFICATION.

         The Investment Adviser agrees to indemnify and hold harmless the Sub-Adviser and each person who controls or is associated with the Sub-Adviser within the meaning of such terms under the federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection therewith) under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                       (1) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the variable annuity contracts and variable life insurance policies (both contracts and policies, collectively referred to as "Contracts") for which the Portfolio serves as an underlying investment option, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectuses or Statements for the Contracts, (iii) any sales literature for the Contracts, (or any amendment or supplement to any of the foregoing), or (iv) the statement or omission to state or the alleged statement or alleged omission to state in the Prospectuses or Statements for the Contracts a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, that this provision shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished to the Investment Adviser by the Sub-Adviser for use in the Contracts, or the Prospectuses or the Statements for the Contracts, or sales literature (or any amendment or supplement), or otherwise for use in connection with the sales of the Contracts or Portfolio shares; or

                       (2) arise out of or as a result of statements or representations by or on behalf of the Sub-Adviser (other than statements or representations contained in the Contracts, the Prospectuses or Statements, or sales literature for the Contracts supplied by the Sub-Adviser or persons under its control) or wrongful conduct of the Investment Adviser or persons under its control with respect to the sales or distribution of the Contracts or Portfolio shares; or

                       (3) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or Statement for the Portfolio (or any amendment thereof or supplement thereto), (ii) any sales literature for the Portfolio or
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                       (iii) the omission or alleged omission to state in the
                       Prospectus or Statement for the Portfolio a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, that this provision shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished to the Investment Adviser by the Sub-Adviser for use with the Prospectus, Statement or sales literature for the Portfolio and the Contracts; or

                       (4) arise out of any third-party claims or proceedings relating to the performance by or obligations of the Sub-Adviser in the performance of its duties hereunder, except to the extent any such claims arise out of any material breach by the Sub-Adviser of this Agreement.

This indemnification will be in addition to any liability which the Investment Adviser may otherwise have, but does not supersede the standard of care owed by the Sub-Adviser to the Investment Adviser as described in Section 4 above.

         11.      DISCLOSURE.

         The Investment Adviser represents and warrants that neither the Fund nor the Investment Adviser shall, without the prior written consent of the Sub-Adviser, make representations regarding or reference to the Sub-Adviser or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

         12.      MISCELLANEOUS.

         All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by Diane Minardi at 522 Fifth Avenue, New York NY 10036 in the case of the Sub-Adviser, General Counsel at P.O. Box 5068, Clearwater, FL 34618 in the case of the Investment Adviser, or such other person as a party shall designate by notice to the other parties. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof. The paragraph headings of this Agreement are for convenience of reference and do not constitute a part hereof. This Agreement shall be governed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:                                  WRL INVESTMENT MANAGEMENT, INC.

/s/ PRISCILLA I. HECHLER                 By: /s/ JOHN R. KENNEY
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Assistant Secretary                      Name:   John R. Kenney
                                         Title:  President

Attest:                                  J. P. MORGAN INVESTMENT MANAGEMENT INC.

ILLEGIBLE                                By /s/ DIANE MINARDI
------------------------                    ------------------
                                         Name:  Diane Minardi
                                         Title:  Vice President